UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 10, 2011

China Infrastructure Investment Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34150	88-0484183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room D, 2F, Building 12, Xinxin Huayuan, Jinshui Road,
Zhengzhou, Henan Province
The People’s Republic of China
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 011-86-357-2754377

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On October 10, 2011, China Infrastructure Investment Corporation (the “Company”) and Pingdingshan Pinglin Expressway Co., Ltd., an indirect, wholly-owned subsidiary of the Company (“Pingdingshan Pinglin”) entered into a Loan Set-Off Agreement (the “Loan Set-Off Agreement”) with Pingdingshan Tai Ao Expressway Co., Ltd. (“Pingdingshan Tai Ao”), Henan Shengrun Real Estate Co., Ltd. (“Henan Shengrun”) and Zhengzhou Simian Real Estate Co., Ltd. (“Zhengzhou Simian”) for the purpose of setting off and discharging a note receivable from Pingdingshian Tai Ao to Pingdingshan Pinglin in the amount of $57,169,593 (the “Outstanding Note Receivable”). Pursuant to the terms of the Loan Set-Off Agreement, the parties agreed to cancel the Outstanding Note Receivable due and payable to Pingdingshan Pinglin in consideration for the transfer by Henan Shengrun of 51% of its ownership interests in certain real property located in Zhengzhou, Henan Province, China. The parties agreed to effect transfer of the real estate interests by the entry of Henan Shengrun into VIE arrangements for the benefit of Pingdingshan Pinglin with respect to 51% of the ownership interests of Henan Shengrun in Zhengzhou Simian, a corporation that owns the real estate. The parties agreed that such VIE arrangements will be memorialized pursuant to the forms of exclusive business cooperation agreement, exclusive option agreement, equity pledge agreement and power of attorney (the “Simian VIE Arrangements”). Zhengzhou Simian held net assets of US$112,097,242 pursuant to its audited balance sheet as of June 30, 2011 (including real estate assets with an audited balance of real estate under development at approximately US$131 million, which currently appraised at a value of RMB1,000,000,000 Yuan (approximately US$157 million) (pursuant to an appraisal conducted by America Appraisal, the report of which is attached thereto as Exhibit B to the Loan Set-Off Agreement). The audited financial statements of Zhengzhou Simian for the years ended June 30, 2011 and June 30, 2010 are attached hereto as Exhibit 99.1.

The entry by the Company into the Loan Set-Off Agreement was preceded by provisions for bad debt expense made by the Company as of June 30, 2011 equal to $66,502,996 with respect to amounts owed to Pingdingshan Pinglin by PingdingshanTai Ao, and equal to $83,087,504 with respect to amounts owed to Pingdingshan Pinglin by Zhumadian Xinyang Expressway Co., Ltd. (“Zhumadian Xinyang”) (collectively, the “June Provisions”). Following the June Provisions, Pingdingshan Pinglin retained the Outstanding Note Receivable, which has been set-off and discharged by the Loan Set-Off Agreement.

Pingdingshan Tai Ao, Zhumadian Xinyang and Henan Shengrun are controlled by Mr. Li Xipeng, Chairman of the Board of Directors, Chief Executive Officer and major shareholder of the Company. Zhengzhou Simian is a wholly owned subsidiary of Henan Shengrun. Mr. Li owns 51% of the equity interests in Henan Shengrun and Ms. Shu Pujuan, Mr. Li’s wife, owns 49% of the equity interests in Henan Shengrun. Aside from the foregoing, as of the date of the execution of the Loan Set-Off Agreement and the Simian VIE Arrangements, there were no other material relationships among the Company, Pingdingshan Tai Ao, Henan Shengrun and Zhengzhou Simian.

Summaries of the exclusive cooperation agreement, exclusive option agreement, equity pledge agreement and power of attorney, which collectively comprise the Simian VIE Arrangements, are set forth below:

Exclusive Business Cooperation Agreement

Pursuant to an Exclusive Business Cooperation Agreement entered into between Pingdingshan Pinglin and Zhengzhou Simian on October 10, 2011, Pingdingshan Pinglin has the exclusive right to provide complete technical support, business support and related consulting services, which include, among others, technical services, business consultations, equipment or property leasing, marketing consultancy, system integration, product research and development and system maintenance. Zhengzhou Simian agreed to pay the service fee on a monthly basis to Pingdingshan Pinglin equal to 51% of the monthly net income of Zhengzhou Simian. This agreement is subject to renewal at the option of Pingdingshan Pinglin. Pingdingshan Pinglin has the right to early termination of this agreement for any reason upon a 30 days’ prior written notice. Zhengzhou Simian only has the right to early termination of this agreement in the event of the gross negligence of, or fraudulent acts, by Pingdingshan Pinglin.

Exclusive Option Agreement

Under an Exclusive Option Agreement dated October 10, 2011 entered into among Pingdingshan Pinglin, Henan Shengrun and Zhengzhou Simian, Henan Shengrun has irrevocably granted to Pingdingshan Pinglin or its designated person, an exclusive option to purchase, to the extent permitted by PRC law, its 51% equity interests in Zhengzhou Simian for a purchase price of RMB10 Yuan. Pingdingshan Pinglin or its designated person has the sole discretion to decide when to exercise the option, whether in part or in full. The Exclusive Option Agreement has a ten-year term, subject to renewal at Pingdingshan Pinglin’s election.

Equity Interest Pledge Agreement

Under the Equity Interest Pledge Agreement dated October 10, 2011, entered into among Pingdingshan Pinglin, Henan Shengrun and Zhengzhou Simian, Henan Shengrun pledged its 51% equity interests in Zhengzhou Simian to guarantee Zhengzhou Simian’s performance of its obligations under the Exclusive Business Cooperation Agreement. If Zhengzhou Simian fails to perform its payment obligations under the Exclusive Business Cooperation Agreement, or if Henan Shengrun or Zhengzhou Simian breaches its respective contractual obligations under the agreement, or upon the occurrence of an event of default, Pingdingshan Pinglin is entitled to certain rights, including the right to dispose of the pledged equity interests. Henan Shengrun agreed not to dispose of the pledged equity interests or take any actions that would prejudice Pingdingshan Pinglin’s interests. The pledge became effective on such date when the pledge of the equity interest has been registered with relevant administration for industry and commerce. The Equity Interest Pledge Agreement will be valid until all the payments due under the Exclusive Business Cooperation Agreement have been paid by Zhengzhou Simian and Zhengshou Simian no longer has any obligations under the Exclusive Business Cooperation Agreement. The equity pledge will remain in effect until all payments due under the Exclusive Business Cooperation are paid in full by Zhengzhou Simian.

Power of Attorney

Under the irrevocable Power of Attorney dated on October 10, 2011, Henan Shengrun, the sole shareholder of Zhengzhou Simian, has granted to Pingdingshan Pinglin the power to exercise its voting rights with respect to its 51% equity interests in Zhengzhou Simian in stockholders’ meetings, including, but not limited to, the power to determine the sale, pledge or transfer of, or otherwise dispose of Henan Shengrun’s equity interests in Zhengzhou Simian, and to appoint and elect the directors, the legal representative (chairperson), chief executive officer and other senior management of Zhengzhou Simian.

The real property transferred to Pingdingshan Pinglin comprises four land parcels with a total site area of approximately 137,090.10 square meters, located at North of Shenchi Road, East of Jinxiu Road, South of Mianfangbei Road, West of Gongren Road, Zhengzhou, Henan Province, China (“Simian Real Estate”). The Simian Real Estate is owned by Zhengzhou Simian.

In conjunction with execution of the Loan Set-off Agreement and the Simian VIE Agrrangements, the Company engaged the firm of American Appraisal China Limited (“American Appraisal”) to perform an independent appraisal of the Simian Real Estate. American Appraisal appraised the fair market value of the Simian Real Estate as of June 30, 2011 to be RMB1 billion, or approximately US$157 million.

The foregoing description of the Loan Set-Off Agreement, Exclusive Business Cooperation Agreement, Exclusive Option Agreement, Equity Interest Pledge Agreement and Power of Attorney does not purport to be complete and is qualified in its entirety by reference to each complete text of the Loan Set-Off Agreement, Exclusive Business Cooperation Agreement, Exclusive Option Agreement, Equity Interest Pledge Agreement and Power of Attorney, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Loan Set-off Agreement dated October 10, 2011

10.2	Exclusive Business Cooperation Agreement dated October 10, 2011

10.3	Exclusive Option Agreement dated October 10, 2011

10.4	Equity Interest Pledge Agreement dated October 10, 2011

10.5	Power of Attorney dated October 10, 2011

99.1	Audited Financial Statements of Zhengzhou Simian Real Estate Co., Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2011	China Infrastructure Investment Corporation

	By:	/s/ Li Xipeng
Name: Li Xipeng
Title: Chief Executive Officer, Chairman of Board of Directors

Exhibit Index

Exhibit No.	Description

10.1	Loan Set-off Agreement dated October 10, 2011

10.2	Exclusive Business Cooperation Agreement dated October 10, 2011

10.3	Exclusive Option Agreement dated October 10, 2011

10.4	Equity Interest Pledge Agreement dated October 10, 2011

10.5	Power of Attorney dated October 10, 2011

99.1	Audited Financial Statements of Zhengzhou Simian Real Estate Co., Ltd.